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                                                                    EXHIBIT 23.7


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 4, 1997, accompanying the consolidated financial statements of Citizens Gwinnett Bankshares, Inc. for the year ended December 31, 1996, included in Form 10-K for Premier Bancshares, Inc. for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Post Effective Amendment No. 1 on Form S-8 to the Registration Statement of Premier Bancshares, Inc. on Form S-4 (File No. 333-82661) pertaining to the assumption of the North Fulton Bancshares, Inc. 1996 Stock Incentive Plan.


                                       /s/ PORTER KEADLE MOORE, LLP



Atlanta, Georgia
September 22, 1999